                                                             EXHIBIT 25
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 _______________

                                    FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 305(b)(2)_________
                                 _______________

                        U.S. TRUST COMPANY OF TEXAS, N.A.
               (Exact name of trustee as specified in its charter)

                                              75-2353745
    (State of incorporation                (I.R.S. employer
    if not a national bank)               identification No.)

 2001 Ross Avenue, Suite 2700                 75201-2936
         Dallas, Texas                        (Zip Code)
     (Address of trustee's
 principal executive offices)

                               Compliance Officer
                        U.S. Trust Company of Texas, N.A.
                          2001 Ross Avenue, Suite 2700
                           Dallas, Texas  75201-2936
                                 (214) 754-1200
            (Name, address and telephone number of agent for service)

                                 _______________
                              La Quinta Inns, Inc.
               (Exact name of obligor as specified in its charter)

             Texas                            74-1724417
(State or other jurisdiction of            (I.R.S. employer
incorporation or organization)            identification No.)

     112 East Pecan Street
      San Antonio, Texas                         78205
(Address of principal executive offices)      (Zip Code)

                                 _______________

                                 Debt Securities
                       (Title of the indenture securities)

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
                                     GENERAL

1.   GENERAL INFORMATION.

     Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of Dallas (11th District), Dallas, Texas (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Dallas, Texas
               The Office of the Comptroller of the Currency, Dallas, Texas

     (b)  Whether it is authorized to exercise corporate trust powers.

               The Trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

     If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

3.   VOTING SECURITIES OF THE TRUSTEE.

     Furnish the following information as to each class of voting securities of the Trustee:

                           As of August 8, 1995
-------------------------------------------------------------------------------
            Col A.                              Col B.
-------------------------------------------------------------------------------
        Title of Class                    Amount Outstanding
-------------------------------------------------------------------------------

Capital Stock - par value $100 per share     5,000 shares

4.   TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not Applicable

5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     Not Applicable

6.   VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not Applicable

7.   VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR OFFICIALS.

     Not Applicable

8.   SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

9.   SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not Applicable

10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     Not Applicable

11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not Applicable

12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not Applicable

13.  DEFAULTS BY THE OBLIGOR.

     Not Applicable

14.  AFFILIATIONS WITH THE UNDERWRITERS.

     Not Applicable

15.  FOREIGN TRUSTEE.

     Not Applicable

16.  LIST OF EXHIBITS.

    T-1.1 - A copy of the Articles of Association of U.S. Trust Company of
            Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 22-21897.

16.  (con't.)

    T-1.2 - A copy of the certificate of authority of the Trustee to commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration No. 22-21897.

    T-1.3 - A copy of the authorization of the Trustee to exercise corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement, Registration No. 22-21897.

    T-1.4 - A copy of the By-laws of the U.S. Trust Company of Texas, N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 22-21897.

    T-1.5 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

    T-1.6 - A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.


     NOTE

As of July 24, 1995 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of August 5, 1993
U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding 9,653,964 shares of $5 par value Common Stock as of July 24, 1995.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.


                               _______________

                                 SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 19th day of January, 1996.

                                   U.S. Trust Company of Texas, N.A., Trustee



                                   By:  /s/ John C. Stohlmann
                                        ------------------------
                                          John C. Stohlmann
                                          Vice President

                                                            Exhibit T-1.5



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of La Quinta Inns, Inc. Debt Securities, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                   U.S. Trust Company of Texas, N.A.



                                   By: /s/ John C. Stohlmann
                                       --------------------------
                                         John C. Stohlmann
                                         Vice President

                             Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                             Federal Deposit Insurance Corporation
                             OMB Number: 3064-0052

                             Office of the Comptroller of the Currency
                             OMB Number: 1557-0081
                             Expires March 31, 1996

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
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[LOGO]                                          Please refer to page i,   /1/
                                                Table of Contents, for
                                                the required disclosure
                                                of estimated burden.
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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND
TOTAL ASSETS OF LESS THAN $100 MILLION--FFIEC 034

REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 1995      (950930)
                                                       -----------
                                                       (RCRI 9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.
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NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Alfred B. Childs  SVP & Cashier
------------------------------------------------------
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/  ALFRED B. CHILDS
------------------------------------------------------
Signature of Officer Authorized to Sign Report

October 18, 1995
------------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/  STUART PEARMAN
------------------------------------------------------
Director (Trustee)

/s/  J.T. MOORE, JR.
------------------------------------------------------
Director (Trustee)

/s/  PETER J. DENKER
------------------------------------------------------
Director (Trustee)

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FOR BANKS SUBMITTING HARD COPY REPORT FORMS:

STATE MEMBER BANKS: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

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FDIC Certificate Number  |  |  |  |  |  |
                         ----------------
                           (RCRI 9050)

                                __                                        __
                               |                                            |
                                   CALL NO. 193         34       09-30-95
                                   STBK: 48-6797  02805  STCERT: 48-33217

                                   U.S. TRUST COMPANY OF TEXAS, NATIONAL
                                   2001 ROSS AVENUE, SUITE 2700
                                   DALLAS, TX    75201
                               |                                            |
                                __                                        __

       BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, FEDERAL DEPOSIT
        INSURANCE CORPORATION, OFFICE OF THE COMPTROLLER OF THE CURRENCY

U.S. Trust Company of Texas, N.A.  Call Date: 09/30/95  ST-BK: 486797  FFIEC 034
2001 Ross Avenue                                                       Page RC-1
Dallas, TX 75201                   Vendor ID: D         Cert: 33217
                                                                               9
Transit Number: 11101765

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1995

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC - BALANCE SHEET
                                                                          C100 -

                                                                                                       DOLLAR AMOUNTS IN THOUSANDS
----------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions:
                                                                                                         RCON
    a. Noninterest-bearing balances and currency and coin (1,2)........................................  0081        472     1.a
                                                                                                         RCON
    b. Interest-bearing balances (3)...................................................................  0071         40     1.b
 2. Securities:
                                                                                                         RCON
    a. Held-to-maturity securities (from Schedule RC-B, column A)......................................  1754          0     2.b
                                                                                                         RCON
    b. Available-for-sale securities (from Schedule RC-B, column D)....................................  1773      4,770     2.b
 3. Federal funds sold and securities purchased under agreements to resell:
                                                                                                         RCON
    a. Federal funds sold (4)..........................................................................  0276          0     3.a
                                                                                                         RCON
    b. Securities purchased under agreements to resell (5).............................................  0277          0     3.b
 4. Loans and lease financing receivables:
                                                                                RCON
    a. Loans and leases, net of unearned income (from Schedule RC-C)..........  2122     29,887                              4.a
                                                                                RCON
    b. LESS: Allowance for loan and lease losses..............................  3123        451                              4.b
                                                                                RCON
    c. LESS: Allocated transfer risk reserve..................................  3128          0                              4.c
                                                                                                         RCON
    d. Loans and leases, net of unearned income, allowance, and reserve (item 4.a minus 4.b and 4.c)...  2125     29,436     4.d
                                                                                                         RCON
 5. Trading assets.....................................................................................  3545          0     5.
                                                                                                         RCON
 6. Premises and fixed assets (including capitalized leases)...........................................  2145        631     6.
                                                                                                         RCON
 7. Other real estate owned (from Schedule RC-M).......................................................  2150          0     7.
                                                                                                         RCON
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)...........  2130          0     8.
                                                                                                         RCON
 9. Customers' liability to this bank on acceptances outstanding.......................................  2155          0     9.
                                                                                                         RCON
10. Intangible assets (from Schedule RC-M).............................................................  2143          0    10.
                                                                                                         RCON
11. Other assets (from Schedule RC-F)..................................................................  2160        660    11.
                                                                                                         RCON
12. a. Total assets (sum of items 1 through 11)........................................................  2170     36,009    12.a
                                                                                                         RCON
    b. Losses deferred pursuant to 12 U.S.C. 1823(j)...................................................  0306          0    12.b
                                                                                                         RCON
    c. Total assets and losses deferred pursuant to 12 U.S.C. 1823 (j) (sum of 12.a and 12.b)..........  0307     36,009    12.c

__________
(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, item 3.a and 3.b.
(3) Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income", and in Schedule RC-C, part I.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, "Federal funds sold."

U.S. Trust Company of Texas, N.A.  Call Date: 09/30/95  ST-BK: 486797  FFIEC 034
2001 Ross Avenue                                                       Page RC-2
Dallas, TX 75201                   Vendor ID: D         Cert: 33217
                                                                       /10/

Transit Number: 11101765
SCHEDULE RC - CONTINUED

                                                                                        DOLLAR AMOUNTS IN THOUSANDS
-------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits
                                                                                                 RCON
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)                 2200   11,457  13.a
                                                                                   RCON
       (1) Noninterest-bearing (1)------------------------------------------------ 6631   2,173                 13.a.1
                                                                                   RCON
       (2) Interest-bearing------------------------------------------------------- 6636   9,284                 13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
       (1) Noninterest-bearing----------------------------------------------------
       (2) Interest-bearing-------------------------------------------------------
14. Federal funds purchased and securities sold under agreements to repurchase:
                                                                                                 RCON
    a. Federal funds purchased (2)-------------------------------------------------------------  0278        0  14.1
                                                                                                 RCON
    b. Securities sold under agreements to repurchase (3)--------------------------------------  0279        0  14.b
                                                                                                 RCON
15. a. Demand notes issued to the U.S. Treasury------------------------------------------------  2840        0  15.a
                                                                                                 RCON
    b. Trading liabilities---------------------------------------------------------------------  3548        0  15.b
16. Other borrowed money:
                                                                                                 RCON
    a. With original maturity of one year or less----------------------------------------------  2332        0  16.a
                                                                                                 RCON
    b. With original maturity of more than one year--------------------------------------------  2333    6,000  16.b
                                                                                                 RCON
17. Mortgage indebtedness and obligations under capitalized leases-----------------------------  2910        0  17.
                                                                                                 RCON
18. Bank's liability on acceptances executed and outstanding----------------------------------   2920        0  18.
                                                                                                 RCON
19. Subordinated notes and debentures---------------------------------------------------------   3200        0  19.
                                                                                                 RCON
20. Other liabilities (from Schedule RC-G)----------------------------------------------------   2930      550  20.
                                                                                                 RCON
21. Total liabilities (sum of items 13 through 20)--------------------------------------------   2948   18,007  21.
                                                                                                 RCON
22. Limited-life preferred stock and related surplus------------------------------------------   3282        0  22.
 EQUITY CAPITAL
                                                                                                 RCON
23. Perpetual preferred stock and related surplus---------------------------------------------   3838    7,000  23.
                                                                                                 RCON
24. Common stock------------------------------------------------------------------------------   3230      500  24.
                                                                                                 RCON
25. Surplus (exclude all surplus related to preferred stock)----------------------------------   3839    8,384  25.
                                                                                                 RCON
26. a. Undivided profits and capital reserves-------------------------------------------------   3632    2,119  26.a
                                                                                                 RCON
    b. Net unrealized holding gains (losses) on available-for-sale securities----------------   8434      (1)  26.b
27. Cumulative foreign currency translation adjustments---------------------------------------
                                                                                                 RCON
28. a. Total equity capital (sum of items 23 through 27)--------------------------------------   3210   18,002  28.a
                                                                                                 RCON
    b. Losses deferred pursuant to 12 U.S.C. 1823(j)------------------------------------------   0306        0  28.b
    c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)                    RCON
        (sum of items 28.a and 28.b)----------------------------------------------------------   3559   18,002  28.c
29. Total liabilities, limited-life preferred stock, equity capital, and losses deferred         RCON
     pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c)----------------------------   2257   36,009  29.


MEMORANDUM
 To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes
   the most comprehensive level of auditing work performed for the bank by independent           RCON   NUMBER
   external auditors as of any date during 1994_______________________________________________   6724      N/A  M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

_________________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed Money."
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, "Federal funds purchased".